January 14, 2013

ArcelorMittal
19, avenue de la Liberté
L-2930 Luxembourg
Grand Duchy of Luxembourg

Ladies and Gentlemen:

We have acted as special United States counsel to ArcelorMittal, a société anonyme organized under the laws of Luxembourg (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a post-effective amendment to the registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable) of unsecured debt securities (the “Debt Securities”), which may or may not be subordinated and/or convertible into common shares of the Company, or of common shares of the Company (the “Common Shares” and together with the Debt Securities, the “Securities”).  The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the United States Securities Act of 1933, as amended (the “Securities Act”). Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, Debt Securities that are unsubordinated (“Senior Debt Securities”) are to be issued under an indenture (the “Senior Indenture”) to be entered into among the Company, Wilmington Trust, National Association, as trustee (the “Trustee”), and Citibank, N.A., as securities administrator (the “Securities Administrator”), and Debt Securities that are subordinated (“Subordinated Debt Securities”) are to be issued under an indenture (the “Subordinated Indenture”) entered into among the Company, the Trustee and the Securities Administrator.

ArcelorMittal, p. 2

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)           the Registration Statement;

(b)           a form of the Senior Indenture, including the form of the Senior Debt Securities; and

(c)           a form of the Subordinated Indenture, including the form of the Subordinated Debt Securities.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, and (ii) that the Debt Securities will conform to the forms thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Senior Indenture or Subordinated Indenture, as applicable.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.  The Senior Debt Securities, when duly authorized, issued and authenticated in accordance with the Senior Indenture, will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture.

2.  The Subordinated Debt Securities, when duly authorized, issued and authenticated in accordance with the Subordinated Indenture, will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Subordinated Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

ArcelorMittal, p. 3

We have further assumed that (i) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) the Company will establish the final terms and conditions of the offering and issuance of the Debt Securities and will enter, together with the Trustee and the Securities Administrator, into any necessary supplemental indenture relating to such Debt Securities, (iii) the Senior Indenture, as duly authorized, executed and delivered by the Company at the time of the issuance of Senior Debt Securities, will conform to the form thereof contained in the Registration Statement, and (iv) the Subordinated Indenture, as duly authorized, executed and delivered by the Company at the time of the issuance of Subordinated Debt Securities, will conform to the form thereof contained in the Registration Statement.

We note that the designation in Section 1.14 of each of the Senior Indenture and the Subordinated Indenture of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to the Subordinated Indenture (notwithstanding the waiver in Section 1.14) is subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Report on Form 6-K furnished by the Company and incorporated by reference into the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement and in any prospectus supplements thereto under the heading “Validity of the Securities” as counsel for the Company who have passed on the validity of the Debt Securities being registered by the Registration Statement and under the heading “Tax Considerations” in any prospectus supplements as having advised the Company as to certain U.S. federal income tax considerations.  In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.  The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP By /s/ John D. Brinitzer John D. Brinitzer, a Partner